EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of First Southern Bancorp. (the "Company"), each certify that, to his or her knowledge on the date of this certification:


1. The annual report of the Company for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:  March 28, 2005               By:  /s/ F. Thomas David
       ------------------------          -------------------------------------
                                         F. Thomas  David
                                         President and Chief Executive Officer

Date:  March 28, 2005               By:  /s/ Charles R. Fennell
       ------------------------          -------------------------------------
                                         Charles R. Fennell
                                         Chief Financial Officer


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